Viad Corp
Defined Contribution
Supplemental Executive Retirement Plan

Master Plan Document

Effective as of January 1, 2013

TABLE OF CONTENTS

Page

ARTICLE 1 ARTICLE 2 2.1 2.2 ARTICLE 3 3.1 3.2 3.3 3.4 3.5 ARTICLE 4 4.1 4.2 ARTICLE 5 5.1
Definitions
Selection, Enrollment, Eligibility
Selection by Committee
Enrollment and Eligibility Requirements; Commencement of Participation
Company Discretionary Contribution Amounts/Supplemental Contribution Amounts/Vesting/Crediting/Taxes
Company Discretionary Contribution Amount
Supplemental Contribution Amount
Vesting
Crediting/Debiting of Account Balances
FICA and Other Taxes
Retirement Benefit
Retirement Benefit
Payment of Retirement Benefit
Termination Benefit
Termination Benefit

5.2	Payment of Termination Benefit

ARTICLE 6	Disability Benefit
6.1	Disability Benefit
6.2	Payment of Disability Benefit
ARTICLE 7	Death Benefit
7.1	Death Benefit
7.2	Payment of Death Benefit
ARTICLE 8	Beneficiary Designation
8.1	Beneficiary
8.2	Acknowledgement
8.3	No Beneficiary Designation
8.4	Doubt as to Beneficiary
8.5	Discharge of Obligations
ARTICLE 9	Termination of Plan, Amendment or Modification
9.1	Termination of Plan
9.2	Amendment
9.3	Plan Certificate of Participation
9.4	Effect of Payment
ARTICLE 10	Administration
10.1	Committee Duties
10.2
10.3
10.4
10.5
10.6
ARTICLE 11
11.1
ARTICLE 12
12.1
12.2
12.3
12.4
12.5
ARTICLE 13
13.1
13.2
13.3
ARTICLE 14
14.1
14.2
14.3
14.4
14.5
14.6
14.7
14.8
14.9
14.10
14.11
14.12
14.13
14.14
14.15
14.16
14.17
Administration Upon Change In Control
Agents
Binding Effect of Decisions
Indemnity of Committee
Employer Information
Other Benefits and Agreements
Coordination with Other Benefits
Claims Procedures
Presentation of Claim
Notification of Decision
Review of a Denied Claim
Decision on Review
Legal Action
Trust
Establishment of the Trust
Interrelationship of the Plan and the Trust
Distributions From the Trust
Miscellaneous
Status of Plan
Unsecured General Creditor
Employer’s Liability
Nonassignability
Not a Contract of Employment
Furnishing Information
Terms
Captions
Governing Law
Notice
Successors
Spouse’s Interest
Validity
Incompetent
Domestic Relations Orders
Distribution in the Event of Income Inclusion Under Code Section 409A
Deduction Limitation on Benefit Payments

VIAD CORP
DEFINED CONTRIBUTION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective as of January 1, 2013

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Viad Corp, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s (a) Company Discretionary Contribution Account balance and (b) Supplemental Contribution Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Installment Method” shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan. The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s vested benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. The amount of the first annual payment shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date. For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

1.3	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.4	“Beneficiary Designation Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.5	“Benefit Distribution Date” shall mean the date upon which a Participant’s vested benefits will become eligible for distribution. Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date shall be determined based on the applicable event set forth in Articles 4 through 7, as applicable.

1.6	“Board” shall mean the board of directors of the Company.

1.7	“Cause” shall mean (a) the conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling a Participant’s employment duties or (c) willful and deliberate failure on the part of a Participant to perform his or her employment duties in any material respect, or such other events as will be determined by the Committee.

1.8	“Change of Control” shall mean a “Change of Control” as defined in the 2007 Viad Corp Omnibus Incentive Plan, which definition is hereby incorporated by reference.

1.9	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.10	“Committee” shall mean the committee described in Article 10.

1.11	“Company” shall mean Viad Corp, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.12	“Company Discretionary Contribution Account” shall mean (i) the sum of the Participant’s Company Discretionary Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Discretionary Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Discretionary Contribution Account.

1.13	“Company Discretionary Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.1.

1.14	“Death Benefit” shall mean the benefit set forth in Article 7.

1.15	“Disability” or “Disabled” shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.

1.16	“Disability Benefit” shall mean the benefit set forth in Article 6.

1.17	“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.18	“Employee” shall mean a person who is an employee of an Employer.

1.19	“Employer(s)” shall be defined as follows:

(a)	Except as otherwise provided in part (b) of this Section, the term “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)	All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable. In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

1.20	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21	“Director” shall mean any member of the board of directors of any Employer.

1.22	“Participant” shall mean any Employee (a) who is selected to participate in the Plan, (b) whose executed Plan Certificate of Participation, Election Form and Beneficiary Designation Form are accepted by the Committee, and (c) whose Plan Certificate of Participation has not terminated.

1.23	“Plan” shall mean the Viad Corp Defined Contribution Supplemental Executive Retirement Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

1.24	“Plan Certificate of Participation” shall mean a written certificate, which may be in electronic format, provided to the Participant by the Employer that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant. Unless otherwise determined by the Committee, the most recent Plan Certificate of Participation accepted with respect to a Participant shall supersede any prior Plan Certificates of Participation for such Participant. Plan Certificates of Participation may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.25	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.26	“Retirement,” “Retire(s)” or “Retired” shall mean a Separation from Service on or after the attainment of age 55.

1.27	“Retirement Benefit” shall mean the benefit set forth in Article 4.

1.28	“Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)	For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)	For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

(c)	For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both as an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively. Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this Section.

Notwithstanding the foregoing provisions in this part (c), if a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director.

1.29	“Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a)	The Committee’s identification of the individuals who fall within the definition of “key employee” under Code Section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and

(b)	Each Participant who is among the individuals identified as a “key employee” in accordance with part (a) of this Section shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

1.30	“Supplemental Contribution Account” shall mean (a) the sum of the Participant’s Supplemental Contribution Amounts, plus (b) amounts credited or debited to the Participant’s Supplemental Contribution Account in accordance with this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Supplemental Contribution Account.

1.31	“Supplemental Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.2.

1.32	“Termination Benefit” shall mean the benefit set forth in Article 5.

1.33	“Trust” shall mean one or more trusts established by the Company in accordance with Article 13.

1.34	“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. A partial year of employment shall not be treated as a Year of Service.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)	As a condition to participation, each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Certificate of Participation, an Election Form and a Beneficiary Designation Form prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)	A selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete, execute and return to the Committee a Plan Certificate of Participation, an Election Form, and a Beneficiary Designation Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(b).

(c)	Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines that the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.

(d)	If an Employee fails to meet all requirements contained in this Section or otherwise established by the Committee within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3
Company Discretionary Contribution Amounts/Supplemental Contribution Amounts/
Vesting/Crediting/Taxes

3.1	Company Discretionary Contribution Amount.

(a)	For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Discretionary Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer, or in accordance with Board or Committee resolutions or other written commitments by the Employer, which amounts shall be part of the Participant’s Company Contribution Amount for that Plan Year. Such amounts shall be credited on the date or dates prescribed by such agreements or commitments.

(b)	For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any other amount it desires to any Participant’s Company Discretionary Contribution Account under this Plan, which amount shall be part of the Participant’s Company Discretionary Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Discretionary Contribution Amount for that Plan Year. The Company Discretionary Contribution Amount described in this Section, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

(c)	If not otherwise specified in the Participant’s employment or other agreement entered into between the Participant and the Employer, or in any Board or Committee resolutions or other written commitments by the Employer, the amount (or the method or formula for determining the amount) of a Participant’s Company Discretionary Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.23, no later than the date on which such Company Discretionary Contribution Amount is credited to the Company Discretionary Contribution Account of the Participant.

3.2	Supplemental Contribution Amount.

(a)	For each Plan Year, an Employer may credit a Supplemental Contribution Amount to any Participant’s Supplemental Contribution Account under this Plan, which amount shall be for that Participant the Supplemental Contribution Amount for that Plan Year. The Supplemental Contribution Amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Supplemental Contribution Amount for that Plan Year. The Supplemental Contribution Amount described in this Section, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

(b)	The amount (or the method or formula for determining the amount) of a Participant’s Supplemental Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.23, no later than the date on which such Supplemental Contribution Amount is credited to the Supplemental Contribution Account of the Participant.

3.3	Vesting.

(a)	A Participant shall be vested in his or her Company Discretionary Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Certificate of Participation, employment agreement or any other agreement entered into between the Participant and his or her Employer or written commitment by the Employer. If not addressed in such agreements, a Participant shall vest in his or her Company Discretionary Contribution Account in accordance with the vesting schedule declared by the Committee in its sole discretion.

(b)	A Participant shall be vested in his or her Supplemental Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Certificate of Participation, employment agreement or any other agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in his or her Supplemental Contribution Account on the basis of the Participant’s Years of Service, in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 5 years	0%

5 years or more	100%

(c)	Notwithstanding anything to the contrary contained in this Section 3.3, (i) in the event of a Change of Control while the Participant is employed by an Employer, (ii) upon a Participant’s death while the Participant is employed by an Employer, or (iii) upon a Participant’s Disability while the Participant is employed by an Employer, a Participant’s Company Discretionary Contribution Account and Supplemental Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting provisions).

(d)	Notwithstanding subsection 3.3 above, the vesting schedule for a Participant’s Company Discretionary Contribution Account and Supplemental Contribution Account shall not be accelerated upon a Change of Control to the extent that the Committee determines that such acceleration would cause the deduction limitations of Code Section 280G to become effective. In the event that all of a Participant’s Company Discretionary Contribution Account and/or Supplemental Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 90 days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

(e)	Section 3.3 shall not prevent the acceleration of the vesting schedule applicable to a Participant’s Company Discretionary Contribution Account and/or Supplemental Contribution Account if such Participant is entitled to a “gross-up” payment, to eliminate the effect of the Code Section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.

3.4	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect no earlier than the first day of the first month that begins at least 30 days after the day on which the Committee gives Participants advance written notice of such change.

(b)	Election of Measurement Funds. A Participant, in connection with his or her initial enrollment in the Plan in accordance with Article 2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.4(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.4(b) may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)	Proportionate Allocation. In making any election described in Section 3.4(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)	Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.5	FICA and Other Taxes.

(a)	Company Discretionary Contribution Accounts and Supplemental Contribution Accounts. When a Participant becomes vested in a portion of his or her Company Discretionary Contribution Account and/or Supplemental Contribution Account, the Participant’s Employer(s) shall withhold from the Participant’s wages or other compensation due from the Employer(s), in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such amounts. If necessary, the Committee may reduce the vested portion of the Participant’s Company Discretionary Contribution Account and/or Supplemental Contribution Account, as applicable, in order to comply with this Section 3.5.

(b)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Retirement Benefit

4.1	Retirement Benefit. If a Participant experiences a Separation from Service that qualifies as a Retirement, the Participant shall be eligible to receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 4.2 (the “Retirement Benefit”). A Participant’s Retirement Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service; provided, however, if a Participant changes the form of distribution for the Retirement Benefit in accordance with Section 4.2(b), the Benefit Distribution Date for the Retirement Benefit shall be determined in accordance with Section 4.2(b). If a Participant experiences a Separation from Service that is involuntary and without Cause anytime within 3 years of a Change of Control, then his or her vested Account Balance that is distributed in accordance with this Section 4.1 shall include any Company Discretionary Contribution Amount that would have been credited to his or her Company Discretionary Contribution Account had he or she continued to be employed by the Employer through the earlier of (a) age 60 or (b) the third anniversary of the date of his or her Separation from Service.

4.2	Payment of Retirement Benefit.

(a)	A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to 20 years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

(b)	A Participant may change the form of payment for the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election shall not take effect until at least 12 months after the date on which the election is made;

(ii)	The new Benefit Distribution Date for the Participant’s Retirement Benefit shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such benefit; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Retirement Benefit.

For purposes of applying the provisions of this Section 4.2(b), a Participant’s election to change the form of payment for the Retirement Benefit shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Retirement Benefit. Subject to the requirements of this Section 4.2(b), the Election Form most recently accepted by the Committee that has become effective shall govern the form of payout of the Participant’s Retirement Benefit.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 5
Termination Benefit

5.1	Termination Benefit. If a Participant experiences a Separation from Service that does not qualify as a Retirement, the Participant shall receive his or her vested Account Balance in either a lump sum payment or annual installment payments, as elected by the Participant in accordance with Section 5.2 (the “Termination Benefit”). A Participant’s Termination Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service; provided, however, if a Participant changes the form of distribution for the Termination Benefit in accordance with Section 5.2(b), the Benefit Distribution Date for the Termination Benefit shall be determined in accordance with Section 5.2(b). If a Participant experiences a Separation from Service that is involuntary and without Cause anytime within 3 years of a Change of Control, then his or her vested Account Balance that is distributed in accordance with this Section 5.1 shall include any Company Discretionary Contribution Amount that would have been credited to his or her Company Discretionary Contribution Account had he or she continued to be employed by the Employer through the earlier of (a) age 60 or (b) the third anniversary of the date of his or her Separation from Service.

5.2	Payment of Termination Benefit.

(a)	A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method of up to 20 years. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the Termination Benefit in a lump sum.

(b)	A Participant may change the form of payment for the Termination Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election shall not take effect until at least 12 months after the date on which the election is made;

(ii)	The new Benefit Distribution Date for the Participant’s Termination Benefit shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such benefit; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Termination Benefit.

For purposes of applying the provisions of this Section 5.2(b), a Participant’s election to change the form of payment for the Termination Benefit shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Retirement Benefit. Subject to the requirements of this Section 5.2(b), the Election Form most recently accepted by the Committee that has become effective shall govern the form of payout of the Participant’s Termination Benefit.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date

ARTICLE 6
Disability Benefit

6.1	Disability Benefit. If a Participant becomes Disabled prior to the occurrence of a distribution event described in Articles 4, 5 or 7, as applicable, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the “Disability Benefit”). The Disability Benefit shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date for such benefit, which shall be the date on which the Participant becomes Disabled.

6.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 7
Death Benefit

7.1	Death Benefit. In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant’s Beneficiary(ies) shall receive the Participant’s unpaid vested Account Balance in a lump sum payment (the “Death Benefit”). The Death Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be the date of the Participant’s death.

7.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 8
Beneficiary Designation

8.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

8.2	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.3	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

8.4	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

8.5	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Certificate of Participation shall terminate upon such full payment of benefits.

ARTICLE 9
Termination of Plan, Amendment or Modification

9.1	Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to terminate the Plan with respect to all of its Participants. In the event of a Plan termination the affected Participants shall no longer be eligible to receive new Company contributions. However, after the Plan termination the Account Balances of such Participants shall continue to be credited or debited to such Participants’ Account Balances pursuant to Section 3.4. The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective. In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).

9.2	Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 9.2 or Section 10.2 of the Plan shall be effective.

9.3	Plan Certificate of Participation. Despite the provisions of Sections 9.1 and 9.1, if a Participant’s Plan Certificate of Participation contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

9.4	Effect of Payment. The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Certificate of Participation shall terminate.

ARTICLE 10
Administration

10.1	Committee Duties. Except as otherwise provided in this Article 10, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

10.2	Administration Upon Change Of Control. Within 120 days following a Change of Control, the individuals who comprised the Committee immediately prior to the Change of Control (whether or not such individuals are members of the Committee following the Change of Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 10.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (a) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (b) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.

10.3	Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

10.4	Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

10.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the termination of employment, Separation from Service, Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 11
Other Benefits and Agreements

11.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 12
Claims Procedures

12.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

12.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 12.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

12.3	Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

12.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

12.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 13
Trust

13.1	Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).

13.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Certificate of Participation shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

13.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 14
Miscellaneous

14.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.

14.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Certificate of Participation, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Certificate of Participation.

14.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

14.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, in any capacity, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

14.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

14.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

14.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

14.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Viad Corp

Attn: Chief Human Resources Officer

1850 North Central Avenue, Suite 1900

Phoenix, AZ 85004-4565

With a copy to:

Viad Corp

Attn: General Counsel & Secretary

1850 North Central Avenue, Suite 1900

Phoenix, AZ 85004-4565

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

14.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

14.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.15	Domestic Relations Orders. If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

14.16	Distribution in the Event of Income Inclusion Under Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (a) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (b) the unpaid vested Account Balance.

14.17	Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.4. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m). In the event that such date is determined to be after a Participant’s Separation from Service and the Participant to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. §1.409A-3(i)(2), the delayed payment shall not be made before the end of the six-month period following such Participant’s Separation from Service.

IN WITNESS WHEREOF, the Company has signed this Plan as of March 4, 2013.

“Company”
Viad Corp,
a Delaware corporation

By: /s/ David C. Robertson
David C. Robertson
Chief Human Resources Officer